Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 7, 2025) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,746 and adjusted book value per share of $1,834 as of December 31, 2024. Book value per share and adjusted book value per share both decreased 3% in the fourth quarter of 2024 and increased 6% and 8%, respectively, in the year ended December 31, 2024, including dividends.

Manning Rountree, CEO, commented, “ABVPS was down 3% in the quarter, driven primarily by mark-to-market declines in our investment portfolio, including our position in MediaAlpha. On a full-year basis, ABVPS was up 8%, driven by solid results at our operating companies and positive returns in our investment portfolio. In the quarter, Ark produced a 77% combined ratio and $264 million of gross written premiums, up 14% year-over-year. HG Global generated $18 million of gross written premiums, driven by strong primary market volume at BAM. Kudu had a tough quarter, impacted by rising interest rates and a strengthening dollar, but delivered solid results for the full year and saw the value of its portfolio of participation contracts cross the $1 billion threshold. Bamboo had another strong quarter, with managed premiums and adjusted EBITDA up significantly year-over-year. MediaAlpha’s share price declined 38% in the quarter, producing a $122 million mark-to-market loss on our position. Excluding MediaAlpha, investment returns were down slightly in the quarter but up 6.5% for the year, a solid result. Undeployed capital stands at roughly $700 million, including the proceeds of our recent debt recap at Bamboo.”

Comprehensive income (loss) attributable to common shareholders was $(131) million and $230 million in the fourth quarter and year ended December 31, 2024 compared to $288 million and $511 million in the fourth quarter and year ended December 31, 2023. Results in the fourth quarter and year ended December 31, 2024 included $(122) million and $38 million of net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha compared to $66 million and $27 million of unrealized investment gains in the fourth quarter and year ended December 31, 2023.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 77% and 82% in the fourth quarter and year ended December 31, 2024 compared to 69% and 80% in the fourth quarter and year ended December 31, 2023. Ark/WM Outrigger reported gross written premiums of $264 million and $2,207 million, net written premiums of $239 million and $1,679 million and net earned premiums of $415 million and $1,588 million in the fourth quarter and year ended December 31, 2024 compared to gross written premiums of $232 million and $1,898 million, net written premiums of $215 million and $1,521 million and net earned premiums of $362 million and $1,410 million in the fourth quarter and year ended December 31, 2023.

Ark’s combined ratio was 77% and 83% in the fourth quarter and year ended December 31, 2024 compared to 70% and 82% in the fourth quarter and year ended December 31, 2023. Ark’s combined ratio included 27 points of catastrophe losses in the fourth quarter of 2024, driven primarily by Hurricanes Milton and Helene, compared to negligible new catastrophe losses in the fourth quarter of 2023. Ark’s combined ratio included 13 points of catastrophe losses in the year ended December 31, 2024, driven primarily by Hurricanes Milton, Helene, Debby and Beryl, compared to two points of catastrophe losses in the year ended December 31, 2023, driven primarily by Hurricanes Otis and Idalia as well as the Maui wildfires. Ark’s combined ratio included seven points and four points of net favorable prior year development in the fourth quarter and year ended December 31, 2024 compared to two points of net unfavorable prior year development in both the fourth quarter and year ended December 31, 2023. Net favorable development for the fourth quarter of 2024 was driven primarily by the specialty line of business. Net favorable development for the year ended December 31, 2024 was driven primarily by specialty and property lines of business. Net unfavorable development for the fourth quarter and year ended December 31, 2023 was driven primarily by Hurricane Ian and Winter Storm Elliott.

Ark reported gross written premiums of $264 million and $2,207 million, net written premiums of $234 million and $1,593 million and net earned premiums of $389 million and $1,500 million in the fourth quarter and year ended December 31, 2024 compared to gross written premiums of $232 million and $1,898 million, net written premiums of $213 million and $1,411 million and net earned premiums of $334 million and $1,305 million in the fourth quarter and year ended December 31, 2023.

Ark reported pre-tax income of $51 million and $253 million in the fourth quarter and year ended December 31, 2024 compared to $109 million and $249 million in the fourth quarter and year ended December 31, 2023. Ark’s results included net realized and unrealized investment gains (losses) of $(34) million and $50 million in the fourth quarter and year ended December 31, 2024 compared to $50 million and $86 million in the fourth quarter and year ended December 31, 2023.

Ian Beaton, CEO of Ark, said, “Ark had a good quarter and full year, producing combined ratios of 77% and 83%, respectively. Full year gross written premiums were $2.2 billion, up 16% year-over-year, aided by new underwriting teams and products. In November, AM Best affirmed Ark’s ‘A/stable’ financial strength rating. Although the rate environment is moderating, we continue to see opportunities for profitable growth in 2025.”

WM Outrigger Re’s combined ratio was 86% and 60% in the fourth quarter and year ended December 31, 2024 compared to 55% and 44% in the fourth quarter and year ended December 31, 2023. Catastrophe losses in 2024 included Hurricanes Milton, Helene, Debby and Beryl. Major catastrophe losses affecting WM Outrigger Re in 2023 were minimal. WM Outrigger Re reported gross and net written premiums of $5 million and $87 million and net earned premiums of $25 million and $88 million in the fourth quarter and year ended December 31, 2024 compared to gross and net written premiums of $2 million and $110 million and net earned premiums of $29 million and $104 million in the fourth quarter and year ended December 31, 2023. Net earned premiums in the year ended December 31, 2024 decreased due to White Mountains’s lower capital commitment to WM Outrigger Re in 2024 compared to 2023.

WM Outrigger Re reported pre-tax income of $6 million and $46 million in the fourth quarter and year ended December 31, 2024 compared to $16 million and $69 million in the fourth quarter and year ended December 31, 2023. During the fourth quarter of 2024, Ark renewed Outrigger Re Ltd. for the 2025 underwriting year. White Mountains’s total commitment toward the 2025 underwriting year is $150 million.

The California wildfires represent a significant industry loss event in the first quarter of 2025. Industry estimates are still preliminary and range widely. Ark/WM Outrigger will have exposure to this event primarily through the property line of business. There is also potential for limited specialty and excess casualty claims over time. Ark does not participate on the reinsurance program backing the California FAIR plan. At this time, Ark does not expect the wildfire losses will cause full year 2025 actual catastrophe losses for Ark/WM Outrigger to diverge materially from 2025 planned catastrophe losses.

HG Global

HG Global reported gross written premiums of $18 million and $52 million and earned premiums of $7 million and $29 million in the fourth quarter and year ended December 31, 2024 compared to gross written premiums of $18 million and $50 million and earned premiums of $7 million and $26 million in the fourth quarter and year ended December 31, 2023. HG Global reported gross written premiums net of ceding commission paid of $13 million and $37 million in the fourth quarter and year ended December 31, 2024 compared to $13 million and $35 million in the fourth quarter and year ended December 31, 2023. HG Global’s total par value of policies assumed, which represents its first-loss exposure on policies assumed from BAM, was $940 million and $2,952 million in the fourth quarter and year ended December 31, 2024 compared to $762 million and $2,356 million in the fourth quarter and year ended December 31, 2023. HG Global’s total gross pricing was 190 and 177 basis points in the fourth quarter and year ended December 31, 2024 compared to 239 and 213 basis points in the fourth quarter and year ended December 31, 2023.

HG Global reported pre-tax income (loss) of $(20) million and $(66) million in the fourth quarter and year ended December 31, 2024 compared to $34 million and $56 million in the fourth quarter and year ended December 31, 2023. HG Global’s results included net realized and unrealized investment gains (losses) of $(20) million and $(6) million in the fourth quarter and year ended December 31, 2024 compared to $25 million and $14 million in the fourth quarter and year ended December 31, 2023, driven by the movement of interest rates. HG Global’s results in the year ended December 31, 2024 included the unrealized loss on deconsolidation of BAM of $115 million related to the fair value of the BAM surplus notes. In addition, HG Global’s results in the fourth quarter of 2024 included a $15 million decrease in the fair value of the BAM surplus notes, which was driven by the increase in market interest rates.

The fair value of the BAM surplus notes was $382 million as of December 31, 2024 compared to $411 million as of September 30, 2024. The decrease of $29 million in the fourth quarter of 2024 was driven by a $22 million cash payment of principal and interest and the $15 million decrease in fair value, partially offset by $8 million of accrued interest.

Kevin Pearson, President of HG Global, said, “HG Global recorded a strong quarter to close out the year, with a record quarter for par value assumed, as annual new issuance of municipal bonds exceeded $500 billion for the first time. For the full year, gross written premium assumed grew 5%, driven by strong primary market volume, partially offset by lower primary market pricing and lower secondary market activity.”

BAM, and in turn HG Global, does not expect any impact to its portfolio of insured municipal credits from the recent California wildfires.

We encourage you to read BAM’s fourth quarter statutory financial statements and operating supplement, which are expected to be available in mid-February on BAM’s website at https://bambonds.com/about-bam/credit-rating-and-finanical-information/.

Kudu

Kudu reported total revenues of $(9) million, pre-tax loss of $20 million and adjusted EBITDA of $14 million in the fourth quarter of 2024 compared to total revenues of $88 million, pre-tax income of $75 million and adjusted EBITDA of $22 million in the fourth quarter of 2023. Total revenues, pre-tax income (loss) and adjusted EBITDA included $17 million of net investment income in the fourth quarter of 2024 compared to $27 million in the fourth quarter of 2023. Net investment income in the fourth quarter of 2023 included a $12 million realization of carried interest for one of Kudu’s participation contracts. Total revenues and pre-tax income (loss) also included $(26) million of net realized and unrealized investment gains (losses) in the fourth quarter of 2024 compared to $61 million in the fourth quarter of 2023.

Kudu reported total revenues of $119 million, pre-tax income of $81 million and adjusted EBITDA of $55 million in the year ended December 31, 2024 compared to total revenues of $177 million, pre-tax income of $137 million and adjusted EBITDA of $57 million in the year ended December 31, 2023. Total revenues, pre-tax income and adjusted EBITDA included $67 million of net investment income in the year ended December 31, 2024 compared to $71 million in the year ended December 31, 2023. Total revenues and pre-tax income also included $51 million of net realized and unrealized investment gains in the year ended December 31, 2024 compared to $106 million in the year ended December 31, 2023.

Rob Jakacki, CEO of Kudu, said, “Kudu proved resilient in a tough fourth quarter and delivered solid full year results. The fair value of Kudu’s continuing portfolio declined 3% in the quarter, impacted by rising interest rates and a strengthening U.S. dollar. For the full year, Kudu produced a return on equity of 9% and annualized adjusted EBITDA of $61 million. We are pleased to have closed two new capital deployments in the quarter: Revelation Partners and RiverNorth Capital. Kudu’s portfolio value has now surpassed the $1 billion milestone, and we continue to pursue a robust pipeline in 2025.”

Bamboo

Bamboo reported commission and fee revenues of $37 million and $135 million and pre-tax income of $10 million and $33 million in the fourth quarter and year ended December 31, 2024. Bamboo reported MGA pre-tax income of $11 million and $32 million and MGA adjusted EBITDA of $16 million and $53 million in the fourth quarter and year ended December 31, 2024.

Managed premiums, which represent the total premiums placed by Bamboo, were $127 million and $484 million in the fourth quarter and year ended December 31, 2024 compared to $75 million and $215 million in the fourth quarter and year ended December 31, 2023. The increase in managed premiums was driven primarily by growth in new business volume as well as a growing renewal book.

John Chu, CEO of Bamboo, said, “Bamboo had a strong fourth quarter to close out an excellent year. For the full year, managed premiums more than doubled to $484 million, and MGA adjusted EBITDA grew to $53 million, up seven-fold year-over-year. We expect to see continued growth in 2025, although our immediate focus is on supporting our policyholders impacted by the wildfires in Los Angeles.”

Given its focus on the residential property market in California, Bamboo has exposure to the recent California wildfires. Bamboo does not expect the wildfires will have a material impact on its MGA earnings in the first quarter of 2025. Bamboo’s fronted programs will incur losses, which are estimated to be well within the reinsurance limits supporting those programs. The bulk of the losses will therefore be absorbed by Bamboo’s catastrophe excess of loss and quota share reinsurance partners. Bamboo’s captive insurance company will retain a share of the losses, which Bamboo expects to be capped at roughly $3 million. The treaty year for Bamboo’s largest MGA program renews on April 1. The impact of this event on go-forward primary market conditions and reinsurance renewal terms and conditions is yet to be determined, with a number of forces at work.

On January 24, 2025, Bamboo received the proceeds of a new $110 million, six-year term loan credit facility. In turn, Bamboo paid an $84 million cash dividend to shareholders, of which $61 million was paid to White Mountains. During the fourth quarter of 2024, Bamboo paid White Mountains $18 million in cash dividends.

MediaAlpha

As of December 31, 2024, White Mountains owned 17.9 million shares of MediaAlpha, representing a 27% basic ownership interest (25% on a fully-diluted/fully-converted basis). As of December 31, 2024, MediaAlpha’s share price was $11.29 per share, which decreased from $18.11 per share as of September 30, 2024. The carrying value of White Mountains’s investment in MediaAlpha was $202 million as of December 31, 2024 compared to $323 million as of September 30, 2024. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $7.00 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share.

We encourage you to read MediaAlpha’s fourth quarter earnings release and related shareholder letter scheduled for February 24, 2025, which will be available on MediaAlpha’s investor relations website at https://investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $(148) million and $9 million in the fourth quarter and year ended December 31, 2024 compared to $94 million and $113 million in the fourth quarter and year ended December 31, 2023. Net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $(122) million and $38 million in the fourth quarter and year ended December 31, 2024 compared to $66 million and $27 million in the fourth quarter and year ended December 31, 2023. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $(3) million and $57 million in the fourth quarter and year ended December 31, 2024 compared to $63 million and $189 million in the fourth quarter and year ended December 31, 2023. Net investment income was $8 million and $36 million in the fourth quarter and year ended December 31, 2024 compared to $8 million and $30 million in the fourth quarter and year ended December 31, 2023. White Mountains’s Other Operations reported general and administrative expenses of $43 million and $170 million in the fourth quarter and year ended December 31, 2024 compared to $52 million and $182 million in the fourth quarter and year ended December 31, 2023.

In the fourth quarter and year ended December 31, 2024, White Mountains’s Other Operations reported $4 million and $9 million of pre-tax income related to the Bamboo CRV. The Bamboo CRV, which provides quota share reinsurance on one of Bamboo’s fronted programs for the treaty year ending in March 2025, expects to incur a loss in the first quarter of 2025 related to the recent California wildfires that is capped at roughly $12 million.

Investments

The total consolidated portfolio return was -2.3% in the fourth quarter of 2024. Excluding MediaAlpha, the total consolidated portfolio return was -0.4% in the fourth quarter of 2024. The total consolidated portfolio return was 5.8% in the fourth quarter of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 4.8% in the fourth quarter of 2023.

The total consolidated portfolio return was 6.9% in the year ended December 31, 2024. Excluding MediaAlpha, the total consolidated portfolio return was 6.5% in the year ended December 31, 2024. The total consolidated portfolio return, both including and excluding MediaAlpha, was 11.4% in the year ended December 31, 2023.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was down -0.4% in the quarter. Returns were impacted by rising interest rates and related mark-to-market losses. Excluding MediaAlpha, the total portfolio was up 6.5% for the year, a solid result. Our short duration fixed income portfolio returned -0.3% in the quarter and 4.3% for the year, compared to the Bloomberg Intermediate Aggregate Index returns of -2.1% and 2.5%. The equity portfolio, excluding MediaAlpha, returned -0.6% in the quarter and 9.4% for the year, compared to the S&P 500 Index returns of 2.4% and 25.0%. Relative underperformance was attributable to our portfolio of international common stocks and other long-term investments.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before February 28, 2025 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$1,565.1	$1,461.2	$866.8
Common equity securities	425.4	435.6	400.6
Short-term investments	601.4	579.1	962.8
Other long-term investments	547.8	544.8	440.9
Total investments	3,139.7	3,020.7	2,671.1
Cash (restricted $14.1, $3.3, $0.7)	141.2	148.8	90.5
Reinsurance recoverables	589.0	748.0	442.0
Insurance premiums receivable	768.6	993.0	612.2
Deferred acquisition costs	165.2	199.7	145.3
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	202.8	175.8	125.0
Total P&C Insurance and Reinsurance assets	5,299.0	5,578.5	4,378.6
Financial Guarantee (HG Global)
Fixed maturity investments	612.1	636.1	1,012.3
Short-term investments	55.5	34.6	70.6
Total investments	667.6	670.7	1,082.9
Cash	11.5	1.2	6.7
BAM surplus notes, at fair value	381.7	411.1	—
Insurance premiums receivable	4.4	7.9	5.5
Deferred acquisition costs	86.6	83.2	40.1
Other assets	27.6	27.8	36.8
Total Financial Guarantee assets	1,179.4	1,201.9	1,172.0
Asset Management (Kudu)
Short-term investments	27.9	20.3	29.3
Other long-term investments	1,014.0	936.8	896.3
Total investments	1,041.9	957.1	925.6
Cash	.6	76.7	1.4
Accrued investment income	18.0	15.7	17.6
Goodwill and other intangible assets	8.0	8.0	8.3
Other assets	39.9	36.6	6.5
Total Asset Management assets	1,108.4	1,094.1	959.4
P&C Insurance Distribution (Bamboo)
Fixed maturity investments	40.7	38.9	—
Short-term investments	17.3	14.6	—
Total investments	58.0	53.5	—
Cash (restricted $59.5, $67.7, $0.0)	74.5	91.1	—
Premiums, commissions and fees receivable	70.0	72.7	—
Goodwill and other intangible assets	355.0	359.0	—
Other assets	27.1	23.3	—
Total P&C Insurance Distribution assets	584.6	599.6	—
Other Operations
Fixed maturity investments	293.7	286.1	230.2
Common equity securities	224.6	219.8	137.8
Investment in MediaAlpha	201.6	323.4	254.9
Short-term investments	262.1	241.7	425.2
Other long-term investments	588.4	589.5	661.0
Total investments	1,570.4	1,660.5	1,709.1
Cash	38.6	28.2	23.8
Insurance premiums receivable	15.3	34.3	—
Goodwill and other intangible assets	64.8	66.2	69.8
Other assets	65.1	74.2	73.2
Total Other Operations assets	1,754.2	1,863.4	1,875.9
Total assets	$9,925.6	$10,337.5	$8,385.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$2,127.5	$2,133.0	$1,605.1
Unearned insurance premiums	853.3	1,149.8	743.6
Debt	154.5	156.8	185.5
Reinsurance payable	149.5	230.2	81.1
Contingent consideration	155.3	141.5	94.0
Other liabilities	224.7	188.9	166.8
Total P&C Insurance and Reinsurance liabilities	3,664.8	4,000.2	2,876.1
Financial Guarantee (HG Global)
Unearned insurance premiums	297.3	287.0	325.8
Debt	147.4	147.3	146.9
Other liabilities	19.4	19.6	59.0
Total Financial Guarantee liabilities	464.1	453.9	531.7
Asset Management (Kudu)
Debt	238.6	218.5	203.8
Other liabilities	78.1	75.9	71.6
Total Asset Management liabilities	316.7	294.4	275.4
P&C Insurance Distribution (Bamboo)
Loss and loss adjustment expense reserves	17.8	17.7	—
Unearned insurance premiums	31.5	29.9	—
Premiums and commissions payable	88.1	93.7	—
Other liabilities	30.3	30.7	—
Total P&C Insurance Distribution liabilities	167.7	172.0	—
Other Operations
Loss and loss adjustment expense reserves	12.1	8.1	—
Unearned insurance premiums	29.0	28.5	—
Debt	22.0	22.3	28.4
Accrued incentive compensation	79.3	64.5	87.7
Other liabilities	38.9	33.8	25.0
Total Other Operations liabilities	181.3	157.2	141.1
Total liabilities	4,794.6	5,077.7	3,824.3

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	566.4	563.3	551.3
Retained earnings	3,919.0	4,048.3	3,690.8
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	(1.7)	(1.0)	(1.6)
Total White Mountains’s common shareholders’ equity	4,483.7	4,610.6	4,240.5
Noncontrolling interests	647.3	649.2	321.1
Total equity	5,131.0	5,259.8	4,561.6
Total liabilities and equity	$9,925.6	$10,337.5	$8,385.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023	September 30, 2023
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$4,483.7	$4,610.6	$4,240.5	$3,949.1
HG Global’s unearned premium reserve (1)	288.1	278.1	265.4	254.2
HG Global’s net deferred acquisition costs (1)	(83.9)	(80.6)	(76.5)	(73.1)
Time value of money discount on expected future payments on the BAM surplus notes (1) (2)	—	—	(87.9)	(90.2)
Adjusted book value per share numerator	$4,687.9	$4,808.1	$4,341.5	$4,040.0
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,568.1	2,568.1	2,560.5	2,560.5
Unearned restricted common shares	(11.9)	(15.0)	(12.4)	(15.7)
Adjusted book value per share denominator	2,556.2	2,553.1	2,548.1	2,544.8
GAAP book value per share	$1,745.87	$1,795.31	$1,656.14	$1,542.36
Adjusted book value per share	$1,833.92	$1,883.24	$1,703.82	$1,587.59
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
(2) For periods subsequent to July 1, 2024, White Mountains carries the BAM surplus notes under GAAP at fair value, which incorporates time value into its estimate.

	December 31, 2024	September 30, 2024	December 31, 2023	September 30, 2023
Quarter-to-date change in GAAP book value per share, including dividends:	(2.8)%	4.3%	7.4%	0.7%
Quarter-to-date change in adjusted book value per share, including dividends:	(2.6)%	6.0%	7.3%	0.7%
Year-to-date change in GAAP book value per share, including dividends:	5.5%	8.5%	13.8%	5.9%
Year-to-date change in adjusted book value per share, including dividends:	7.7%	10.6%	14.0%	6.2%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$414.5	$362.4	$1,587.8	$1,409.7
Net investment income	24.2	20.2	90.7	61.4
Net realized and unrealized investment gains (losses)	(34.0)	50.0	50.1	85.9
Other revenues	12.7	1.9	22.3	.8
Total P&C Insurance and Reinsurance revenues	417.4	434.5	1,750.9	1,557.8
Financial Guarantee (HG Global)
Earned insurance premiums	7.4	7.9	31.7	31.2
Net investment income	6.1	8.8	32.2	31.7
Net realized and unrealized investment gains (losses)	(19.6)	43.6	(11.5)	26.6
Interest income from BAM surplus notes	7.9	—	15.8	—
Change in fair value of BAM surplus notes	(15.3)	—	.5	—
Unrealized loss on deconsolidation of BAM	—	—	(114.5)	—
Other revenues	.1	.9	1.2	2.9
Total Financial Guarantee revenues	(13.4)	61.2	(44.6)	92.4
Asset Management (Kudu)
Net investment income	16.6	27.0	66.7	71.0
Net realized and unrealized investment gains (losses)	(26.2)	60.7	51.3	106.1
Other revenues	.3	—	.8	—
Total Asset Management revenues	(9.3)	87.7	118.8	177.1
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	37.3	—	134.6	—
Earned insurance premiums	12.4	—	39.4	—
Other revenues	1.3	—	5.8	—
Total P&C Insurance Distribution revenues	51.0	—	179.8	—
Other Operations
Earned insurance premiums	12.9	—	32.7	—
Net investment income	7.7	8.1	35.6	30.1
Net realized and unrealized investment gains (losses)	(3.4)	62.7	57.0	188.5
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	(121.7)	66.0	38.0	27.1
Commission and fee revenues	3.7	3.2	14.8	13.2
Other revenues	13.1	13.4	56.8	80.5
Total Other Operations revenues	(87.7)	153.4	234.9	339.4
Total revenues	$358.0	$736.8	$2,239.8	$2,166.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$211.8	$145.7	$855.8	$726.8
Acquisition expenses	76.3	70.0	307.1	281.5
General and administrative expenses	54.4	56.5	208.4	162.0
Change in fair value of contingent consideration	13.8	31.9	61.3	48.7
Interest expense	4.5	5.6	19.5	21.3
Total P&C Insurance and Reinsurance expenses	360.8	309.7	1,452.1	1,240.3
Financial Guarantee (HG Global)
Acquisition expenses	1.9	2.3	8.2	8.6
General and administrative expenses	.9	19.2	35.7	68.9
Interest expense	3.3	5.7	16.7	16.5
Total Financial Guarantee expenses	6.1	27.2	60.6	94.0
Asset Management (Kudu)
General and administrative expenses	4.9	7.1	15.4	19.4
Interest expense	5.4	5.7	22.1	21.2
Total Asset Management expenses	10.3	12.8	37.5	40.6
P&C Insurance Distribution (Bamboo)
Broker commission expenses	13.4	—	51.3	—
Loss and loss adjustment expenses	6.1	—	20.6	—
Acquisition expenses	4.4	—	14.1	—
General and administrative expenses	17.2	—	61.1	—
Total P&C Insurance Distribution expenses	41.1	—	147.1	—
Other Operations
Loss and loss adjustment expenses	4.0	—	12.1	—
Acquisition expenses	5.0	—	12.1	—
Cost of sales	7.4	6.9	29.6	40.4
General and administrative expenses	43.1	51.6	169.5	182.3
Interest expense	.9	.8	2.5	3.7
Total Other Operations expenses	60.4	59.3	225.8	226.4
Total expenses	478.7	409.0	1,923.1	1,601.3
Pre-tax income (loss)	(120.7)	327.8	316.7	565.4
Income tax (expense) benefit	(3.7)	34.9	(32.6)	15.5
Net income (loss)	(124.4)	362.7	284.1	580.9
Net (income) loss attributable to noncontrolling interests	(6.0)	(76.2)	(53.7)	(71.7)
Net income (loss) attributable to White Mountains’s common shareholders	$(130.4)	$286.5	$230.4	$509.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) attributable to White Mountains’s common shareholders	$(130.4)	$286.5	$230.4	$509.2
Other comprehensive income (loss), net of tax	(1.2)	1.5	(.1)	2.4
Comprehensive income (loss)	(131.6)	288.0	230.3	511.6
Other comprehensive (income) loss attributable to noncontrolling interests	.5	(.4)	—	(.5)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$(131.1)	$287.6	$230.3	$511.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Basic earnings (loss) per share	$(50.78)	$111.87	$89.79	$198.60

Diluted earnings (loss) per share	$(50.78)	$111.87	$89.79	$198.60

Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2024	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$389.3	$25.2	$7.4	$—	$12.4	$12.9	$447.2
Net investment income (1)	21.8	2.4	6.1	16.6	.7	7.7	55.3
Net realized and unrealized investment gains (losses) (1)	(34.0)	—	(19.6)	(26.2)	(.6)	(3.4)	(83.8)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(121.7)	(121.7)
Interest income from BAM surplus notes	—	—	7.9	—	—	—	7.9
Change in fair value of BAM surplus notes	—	—	(15.3)	—	—	—	(15.3)
Commission and fee revenues	—	—	—	—	37.3	3.7	41.0
Other revenues	12.7	—	.1	.3	1.2	13.1	27.4
Total revenues	389.8	27.6	(13.4)	(9.3)	51.0	(87.7)	358.0
Expenses:
Loss and loss adjustment expenses	195.5	16.3	—	—	6.1	4.0	221.9
Acquisition expenses	71.0	5.3	1.9	—	4.4	5.0	87.6
Cost of sales	—	—	—	—	—	7.4	7.4
Broker commission expenses	—	—	—	—	13.4	—	13.4
General and administrative expenses	54.4	—	.9	4.9	17.2	43.1	120.5
Change in fair value of contingent consideration	13.8	—	—	—	—	—	13.8
Interest expense	4.5	—	3.3	5.4	—	.9	14.1
Total expenses	339.2	21.6	6.1	10.3	41.1	60.4	478.7
Pre-tax income (loss)	$50.6	$6.0	$(19.5)	$(19.6)	$9.9	$(148.1)	$(120.7)
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2023	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$333.5	$28.9	$6.6	$1.3	$—	$—	$370.3
Net investment income	16.9	3.3	4.7	4.1	27.0	8.1	64.1
Net realized and unrealized investment gains (losses)	50.0	—	25.0	18.6	60.7	62.7	217.0
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	66.0	66.0
Interest income (expense) from BAM surplus notes	—	—	6.5	(6.5)	—	—	—
Commission and fee revenues	—	—	—	—	—	3.2	3.2
Other revenues	1.9	—	—	.9	—	13.4	16.2
Total revenues	402.3	32.2	42.8	18.4	87.7	153.4	736.8
Expenses:
Loss and loss adjustment expenses	138.0	7.7	—	—	—	—	145.7
Acquisition expenses	61.7	8.3	1.8	.5	—	—	72.3
Cost of sales	—	—	—	—	—	6.9	6.9
General and administrative expenses	56.4	.1	.9	18.3	7.1	51.6	134.4
Change in fair value of contingent consideration	31.9	—	—	—	—	—	31.9
Interest expense	5.6	—	5.7	—	5.7	.8	17.8
Total expenses	293.6	16.1	8.4	18.8	12.8	59.3	409.0
Pre-tax income (loss)	$108.7	$16.1	$34.4	$(.4)	$74.9	$94.1	$327.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Year Ended December 31, 2024	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$1,499.8	$88.0	$28.9	$2.8	$—	$39.4	$32.7	$1,691.6
Net investment income (1)	79.4	11.3	23.4	8.8	66.7	2.2	35.6	227.4
Net realized and unrealized investment gains (losses) (1)	50.1	—	(6.4)	(5.1)	51.3	—	57.0	146.9
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	38.0	38.0
Interest income (expense) from BAM surplus notes	—	—	29.0	(13.2)	—	—	—	15.8
Change in fair value of BAM surplus notes	—	—	.5	—	—	—	—	.5
Unrealized loss on deconsolidation of BAM	—	—	(114.5)	—	—	—	—	(114.5)
Commission and fee revenues	—	—	—	—	—	134.6	14.8	149.4
Other revenues	22.3	—	.1	1.1	.8	3.6	56.8	84.7
Total revenues	1,651.6	99.3	(39.0)	(5.6)	118.8	179.8	234.9	2,239.8
Expenses:
Loss and loss adjustment expenses	825.9	29.9	—	—	—	20.6	12.1	888.5
Acquisition expenses	283.9	23.2	7.8	.4	—	14.1	12.1	341.5
Cost of sales	—	—	—	—	—	—	29.6	29.6
Broker commission expenses	—	—	—	—	—	51.3	—	51.3
General and administrative expenses	208.3	.1	2.2	33.5	15.4	61.1	169.5	490.1
Change in fair value of contingent consideration	61.3	—	—	—	—	—	—	61.3
Interest expense	19.5	—	16.7	—	22.1	—	2.5	60.8
Total expenses	1,398.9	53.2	26.7	33.9	37.5	147.1	225.8	1,923.1
Pre-tax income (loss)	$252.7	$46.1	$(65.7)	$(39.5)	$81.3	$32.7	$9.1	$316.7
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Year Ended December 31, 2023	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$1,305.4	$104.3	$26.0	$5.2	$—	$—	$1,440.9
Net investment income	50.4	11.0	17.1	14.6	71.0	30.1	194.2
Net realized and unrealized investment gains (losses)	85.9	—	13.6	13.0	106.1	188.5	407.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	27.1	27.1
Interest income (expense) from BAM surplus notes	—	—	26.2	(26.2)	—	—	—
Commission and fee revenues	—	—	—	—	—	13.2	13.2
Other revenues	.8	—	—	2.9	—	80.5	84.2
Total revenues	1,442.5	115.3	82.9	9.5	177.1	339.4	2,166.7
Expenses:
Loss and loss adjustment expenses	711.2	15.6	—	—	—	—	726.8
Acquisition expenses	251.0	30.5	7.4	1.2	—	—	290.1
Cost of sales	—	—	—	—	—	40.4	40.4
General and administrative expenses	161.7	.3	2.8	66.1	19.4	182.3	432.6
Change in fair value of contingent consideration	48.7	—	—	—	—	—	48.7
Interest expense	21.3	—	16.5	—	21.2	3.7	62.7
Total expenses	1,193.9	46.4	26.7	67.3	40.6	226.4	1,601.3
Pre-tax income (loss)	$248.6	$68.9	$56.2	$(57.8)	$136.5	$113.0	$565.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

Ark/WM Outrigger	Three Months Ended December 31, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$264.3	$4.5	$(4.5)	$264.3
Net written premiums	$234.4	$4.5	$—	$238.9
Net earned premiums	$389.3	$25.2	$—	$414.5

Insurance expenses:
Loss and loss adjustment expenses	$195.5	$16.3	$—	$211.8
Acquisition expenses	71.0	5.3	—	76.3
Other underwriting expenses (1)	32.2	—	—	32.2
Total insurance expenses	$298.7	$21.6	$—	$320.3

Insurance ratios:
Loss and loss adjustment expense	50.2%	64.7%	—%	51.1%
Acquisition expense	18.2	21.0	—	18.4
Other underwriting expense	8.3	—	—	7.8
Combined Ratio	76.7%	85.7%	—%	77.3%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Three Months Ended December 31, 2023
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$231.7	$1.6	$(1.6)	$231.7
Net written premiums	$212.9	$1.6	$—	$214.5
Net earned premiums	$333.5	$28.9	$—	$362.4

Insurance expenses:
Loss and loss adjustment expenses	$138.0	$7.7	$—	$145.7
Acquisition expenses	61.7	8.3	—	70.0
Other underwriting expenses (1)	35.1	—	—	35.1
Total insurance expenses	$234.8	$16.0	$—	$250.8

Insurance ratios:
Loss and loss adjustment expense	41.4%	26.6%	—%	40.2%
Acquisition expense	18.5	28.8	—	19.3
Other underwriting expense	10.5	—	—	9.7
Combined Ratio	70.4%	55.4%	—%	69.2%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark/WM Outrigger	Year Ended December 31, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$2,207.0	$86.5	$(86.5)	$2,207.0
Net written premiums	$1,592.6	$86.5	$—	$1,679.1
Net earned premiums	$1,499.8	$88.0	$—	$1,587.8

Insurance expenses:
Loss and loss adjustment expenses	$825.9	$29.9	$—	$855.8
Acquisition expenses	283.9	23.2	—	307.1
Other underwriting expenses (1)	136.1	—	—	136.1
Total insurance expenses	$1,245.9	$53.1	$—	$1,299.0

Insurance ratios:
Loss and loss adjustment expense	55.1%	34.0%	—%	53.9%
Acquisition expense	18.9	26.3	—	19.3
Other underwriting expense	9.1	—	—	8.6
Combined Ratio	83.1%	60.3%	—%	81.8%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Year Ended December 31, 2023
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,898.4	$110.0	$(110.0)	$1,898.4
Net written premiums	$1,410.9	$110.0	$—	$1,520.9
Net earned premiums	$1,305.4	$104.3	$—	$1,409.7

Insurance expenses:
Loss and loss adjustment expenses	$711.2	$15.6	$—	$726.8
Acquisition expenses	251.0	30.5	—	281.5
Other underwriting expenses (1)	113.6	—	—	113.6
Total insurance expenses	$1,075.8	$46.1	$—	$1,121.9

Insurance ratios:
Loss and loss adjustment expense	54.5%	15.0%	—%	51.6%
Acquisition expense	19.2	29.2	—	20.0
Other underwriting expense	8.7	—	—	8.0
Combined Ratio	82.4%	44.2%	—%	79.6%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
HG Global	2024		2023		2024		2023
Par value assumed:
Par value of primary market policies assumed (1)		$853.7		$619.1		$2,614.0		$1,929.9
Par value of secondary market policies assumed (1)	86.4		143.3		338.4		426.4
Total par value of policies assumed		$940.1		$762.4		$2,952.4		$2,356.3

Reinsurance premiums:
Gross written premiums from primary market		$13.2		$12.1		$36.7		$31.6
Gross written premiums from secondary market	4.7		6.1		15.7		18.5
Total gross written premiums	17.9		18.2		52.4		50.1
Ceding commission paid		$5.3		$5.5		$15.4		$15.2
Total gross written premiums net of ceding commission paid		$12.6		$12.7		$37.0		$34.9

Earned premiums		$7.4		$6.6		$28.9		$26.0

Pricing:
Gross pricing from primary market	155	bps	195	bps	140	bps	164	bps
Gross pricing from secondary market	544	bps	426	bps	464	bps	434	bps
Total gross pricing	190	bps	239	bps	177	bps	213	bps

Total pricing net of ceding commission paid	134	bps	167	bps	125	bps	148	bps

(1) For capital appreciation bonds, par is adjusted to the estimated equivalent par value for current interest paying bonds.

HG Global	As of December 31, 2024	As of December 31, 2023	As of December 31, 2022
Unearned premiums	$297.3	$273.9	$249.8
Deferred acquisition costs	$86.6	$79.0	$71.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Kudu	Three Months Ended December 31, 2023	Three Months Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2024
Net investment income (1)	$27.0	$16.6	$71.0	$66.7
Net realized and unrealized investment gains (losses)	60.7	(26.2)	106.1	51.3
Other revenues	—	.3	—	.8
Total revenues	87.7	(9.3)	177.1	118.8
General and administrative expenses	7.1	4.9	19.4	15.4
Interest expense	5.7	5.4	21.2	22.1
Total expenses	12.8	10.3	40.6	37.5
GAAP pre-tax income (loss)	74.9	(19.6)	136.5	81.3
Income tax (expense) benefit	(18.0)	1.5	(31.9)	(16.8)
GAAP net income (loss)	56.9	(18.1)	104.6	64.5

Add back:
Interest expense	5.7	5.4	21.2	22.1
Income tax expense (benefit)	18.0	(1.5)	31.9	16.8
Depreciation expense	—	—	.1	.1
Amortization of other intangible assets	.1	.1	.3	.3
EBITDA	80.7	(14.1)	158.1	103.8

Exclude:
Net realized and unrealized investment (gains) losses	(60.7)	26.2	(106.1)	(51.3)
Non-cash equity-based compensation expense	1.0	.3	1.0	.3
Transaction expenses	1.1	1.4	3.5	1.7
Adjusted EBITDA	$22.1	$13.8	$56.5	$54.5

Adjustment to annualize partial year revenues from participation contracts acquired				6.7
Adjustment to remove partial year revenues from participation contracts sold				(.6)
Annualized adjusted EBITDA				$60.6

GAAP net investment income (1)				$66.7
Adjustment to annualize partial year revenues from participation contracts acquired				6.7
Adjustment to remove partial year revenues from participation contracts sold				(.6)
Annualized revenue				$72.8

Net equity capital drawn				$412.4
Debt capital drawn				245.3
Total net capital drawn and invested (2)				$657.7

GAAP net investment income revenue yield				10.1%

Cash revenue yield				11.1%

Return on equity				8.7%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Kudu	2024	2023	2024	2023
Beginning balance of Kudu’s participation contracts (1)	$930.6	$775.3	$890.5	$695.9
Contributions to participation contracts (2)	103.3	55.5	103.5	199.6
Proceeds from participation contracts sold (2) (3)	—	(.6)	(37.5)	(111.0)
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (4)	—	16.1	(6.3)	14.3
Net unrealized investment gains (losses) on participation contracts - all other (5)	(25.5)	44.2	58.2	91.7
Ending balance of Kudu’s participation contracts (1)	$1,008.4	$890.5	$1,008.4	$890.5
(1) As of September 30, 2024, December 31, 2024, September 30, 2023 and December 31, 2023, Kudu’s other long-term investments also includes $6.2, $5.6, $5.4 and $5.8 related to a private debt instrument.
(2) Includes $35.8 of non-cash contributions to (proceeds from) participation contracts for the year ended December 31, 2023.
(3) Includes $28.1 of proceeds receivable from participation contracts sold for the year ended December 31, 2024.
(4) Includes realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(5) Includes unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Bamboo	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Commission and fee revenues	$37.3	$134.6
Earned insurance premiums	12.4	39.4
Other revenues	1.3	5.8
Total revenues	51.0	179.8
Broker commission expenses	13.4	51.3
Loss and loss adjustment expenses	6.1	20.6
Acquisition expenses	4.4	14.1
General and administrative expenses	17.2	61.1
Total expenses	41.1	147.1
GAAP pre-tax income (loss)	9.9	32.7
Income tax (expense) benefit	(2.7)	(6.9)
GAAP net income (loss)	7.2	25.8

Exclude:
Net (income) loss, Bamboo captive	.9	(1.0)
MGA net income (loss)	8.1	24.8

Add back:
Income tax expense (benefit)	2.7	6.9
Depreciation expense	.2	.3
Amortization of other intangible assets	4.0	16.4
MGA EBITDA	15.0	48.4

Exclude:
Non-cash equity-based compensation expense	.6	1.6
Software implementation expenses	.5	1.9
Restructuring expenses	.1	.8
MGA adjusted EBITDA	$16.2	$52.7

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) for periods prior to July 1, 2024, to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) for all periods, to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, for periods prior to July 1, 2024, the BAM surplus notes, including accrued interest receivable, were classified as intercompany notes carried at nominal value with no consideration for time value of money and eliminated in consolidation. Based on a debt service model that forecasts operating results for BAM through maturity of the BAM surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $91 million and $93 million less than the nominal GAAP carrying values as of December 31, 2023 and September 30, 2023, respectively. For periods subsequent to July 1, 2024, White Mountains carries the BAM surplus notes under GAAP at fair value, and there is no longer a separate time value of money adjustment for adjusted book value purposes.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $211 million, $204 million, $195 million and $187 million as of December 31, 2024, September 30, 2024, December 31, 2023 and September 30, 2023, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the BAM surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 9.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested. The most directly comparable GAAP financial measure is net investment income revenue yield, which is derived using GAAP net investment income as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 20 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Bamboo’s MGA pre-tax income (loss), MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA are non-GAAP financial measures.

MGA pre-tax income (loss) and MGA net income (loss) are non-GAAP financial measures that exclude the results of the Bamboo captive, which is consolidated under GAAP, from Bamboo’s consolidated GAAP pre-tax income (loss) and net income (loss).

The following table presents the reconciliation from Bamboo’s consolidated GAAP pre-tax income (loss) to MGA pre-tax income (loss):

Millions	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Bamboo’s consolidated GAAP pre-tax income (loss)	$9.9	$32.7
Remove pre-tax (income) loss, Bamboo captive	.9	(1.0)
MGA pre-tax income (loss)	$10.8	$31.7

MGA EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to MGA net income (loss).

MGA adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate MGA EBITDA. The items relate to (i) non-cash equity-based compensation expense, (ii) software implementation expenses and (iii) restructuring expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Bamboo’s management compensation that are settled with equity units in Bamboo.
•Software implementation expenses - Represents costs directly related to Bamboo’s implementation of new software.
•Restructuring expenses - Represents costs directly related to Bamboo’s corporate restructuring and capital planning activities associated with the development of new markets.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Bamboo’s performance. See page 22 for the reconciliation of Bamboo’s consolidated GAAP net income (loss) to MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total consolidated portfolio return	(2.3)%	5.8%	6.9%	11.4%
Remove MediaAlpha	1.9%	(1.0)%	(0.4)%	—%
Total consolidated portfolio return excluding MediaAlpha	(0.4)%	4.8%	6.5%	11.4%

	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Total equity portfolio return	(4.4)%	10.0%
Remove MediaAlpha	3.8%	(0.6)%
Total equity portfolio return excluding MediaAlpha	(0.6)%	9.4%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.